Exhibit 99.1

PennantPark Investment Corporation to Reduce Interest Expense with Extension of Credit Facility and

Redemption of 6.25% Senior Notes due 2025

NEW YORK, May 25, 2017 (GLOBE NEWSWIRE) PennantPark Investment Corporation (NASDAQ:PNNT) (“PNNT” or the “Company”), a leading provider of capital to middle market companies, today announced that it has amended its multi-currency, senior secured revolving credit facility (the “Credit Facility”) to, among other things, (i) extend the term of the revolving period to May 25, 2021 and the final maturity date to May 25, 2022, (ii) adjust the size of the Credit Facility to $445 million and (iii) increase the size of the accordion provision to permit increases to the Credit Facility up to $750,000,000 if certain conditions are satisfied. The LIBOR pricing of the Credit Facility remains the same at LIBOR plus 225 basis points; however, the applicable margin may be reduced by 25 basis points if certain conditions are satisfied. SunTrust Robinson Humphrey, Inc. and JPMorgan Chase Bank, N.A. acted as joint lead arrangers and joint book runners and JPMorgan Chase Bank, N.A. acted as syndication agent of the Credit Facility. SunTrust Bank acted as administrative agent for each of the lenders.

“We are pleased with the extension of our Credit Facility while maintaining our cost, and are delighted to have received continuing support from virtually all of our existing lenders. Our Credit Facility amendment affords us the flexibility to redeem our 6.25% Notes, thereby creating considerable savings in interest expense while maintaining a comfortable level of liquidity,” commented Arthur H. Penn, the Company’s Chairman and Chief Executive Officer.

The Company also announced today that it will redeem its 6.25% Senior Notes due February 1, 2025 (NYSE: PNTA) with an aggregate principal amount outstanding of $71,250,000 (the “Notes”). The Company will redeem 100%, or $71,250,000, of the issued and outstanding Notes on June 29, 2017 (the “Redemption Date”), following which they will be delisted from the New York Stock Exchange. The redemption price will be par $25 for each Note plus accrued and unpaid interest through, but excluding, the Redemption Date. The redemption of the Notes is expected to result in interest savings through the original maturity date of the Notes.

The Notes should be presented and surrendered by mail or by hand at the office of the paying agent, American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, Corporate Trust Office, Attention: General Counsel. Questions related to the notice of redemption and related materials should be directed to American Stock Transfer & Trust Company, LLC via telephone at (800) 937-5449.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle-market companies in the form of senior secured debt, mezzanine debt and, to a lesser extent, equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “expects,” “maintain,” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com